Exhibit 99.1

Citadel Broadcasting Corporation Reports Record 2004 Second Quarter Results

  Second Quarter Net Revenue Up Over 12%
  Second Quarter Operating Income Up Over 700%
  Second Quarter Station Operating Income Up 13%
  Second Quarter Free Cash Flow Up 56%
  Company Completes Acquisition of Radio Stations in Springfield, MA Effective June 14, 2004

Las Vegas, Nevada, August 5, 2004 - Citadel Broadcasting Corporation (NYSE:CDL) today reported its results for the second quarter of 2004.

June 30, 2004 – Second Quarter Results

Net revenues in the second quarter of 2004 were a record $107.3 million compared with $95.4 million in the second quarter of 2003, an increase of $11.9 million, or 12.5%. The increase in revenues was due to higher revenues at the Company’s existing stations as well as the acquisitions completed in 2003 and 2004. Excluding the effect of the stations acquired in 2003 and 2004, same station net revenues for the second quarter of 2004 increased 4.7% compared to the same period in 2003.

Operating income for the second quarter of 2004 was $12.3 million compared to $1.5 million in the corresponding 2003 period, an increase of $10.8 million, or 720%. The increase was primarily due to higher revenues and a decrease in depreciation and amortization expense and non-cash stock compensation expense, partially offset by higher operating expenses. Operating income includes depreciation and amortization expense of $30.8 million and $35.4 million and non-cash stock compensation expense of $0.9 million and $2.1 million for the three months ended June 30, 2004 and 2003, respectively.

Station operating income (defined as operating income plus depreciation and amortization, non-cash stock compensation expense and local marketing agreement fees) was a record $44.5 million for the second quarter of 2004 compared to $39.5 million for the second quarter of 2003, an increase of $5.0 million, or 12.7%. On a same station basis, as defined above, station operating income was up approximately 7% over the same period in 2003.

Net income (loss) per share for the quarter ended June 30, 2004 increased $0.20 as the Company reported net income for the quarter of $0.3 million or $0.00 per share as compared to a net loss of $19.0 million or $(0.20) per share for the same period in 2003.

Free cash flow (defined as operating income (i) plus depreciation and amortization and non-cash stock compensation expense (ii) less net interest expense (excluding amortization of debt issuance costs), capital expenditures and cash taxes) was a record $38.2 million for the three months ended June 30, 2004 compared to $24.5 million for the three months ended June 30, 2003, an increase of $13.7 million, or 55.9%.

Farid Suleman, Chairman and Chief Executive Officer of Citadel Broadcasting Corporation commented: “The Company was able to post record second quarter operating results in spite of a continued difficult environment for the radio industry. The 13% increase in station operating income combined with the benefit of refinancing the Company’s subordinated debt resulted in a 56% increase in free cash flow.” Mr. Suleman added “that pursuant to the Company’s $100 million stock buy back program announced on June 29, 2004, the Company has repurchased approximately 1.2 million shares for a total of approximately $16.1 million. Whereas the Company continues to focus on strategic acquisitions like the recently completed Springfield, MA acquisition, the Company believes the repurchase of its stock represents an excellent use of its free cash flow.”

Net interest expense decreased to $3.5 million for the quarter ended June 30, 2004 from $13.7 million for the quarter ended June 30, 2003, a decrease of 74.5%. The decrease in net interest expense was primarily due to a reduction in both outstanding borrowings under the Company’s senior credit facility and lower interest rates for the quarter ended June 30, 2004 as well as the repayment of $500.0 million of 6% subordinated notes on February 18, 2004, partially offset by the concurrent issuance of $330.0 million of 1.875% convertible notes.

Depreciation and amortization expense decreased to $30.8 million for the quarter ended June 30, 2004 from $35.4 million for the same period in 2003, a decrease of 13.0%. The decrease is due to a reduction in amortization expense primarily related to the Company’s Advertiser Base asset. Amortization expense for the quarter ended June 30, 2004 and 2003 includes approximately $23.6 million and $28.8 million, respectively, of expense related to the Company’s Advertiser Base asset, established upon the initial acquisition of Citadel Communications Corporation in June 2001. The amortization for the Advertiser Base asset will decline significantly beginning in the second half of 2004.

Income tax expense for the quarter ended June 30, 2004 was $8.5 million (of which $7.9 million was non-cash) compared to $6.8 million (of which $6.5 million was non-cash) for the quarter ended June 30, 2003, an increase of $1.7 million, or 25.0%. The income tax expense for the three months ended June 30, 2004 and 2003 was primarily due to the amortization of indefinite lived intangibles for income tax purposes, for which no benefit can be recognized in the financial statements until the assets are disposed of.

The net income (loss) for the three months ended June 30, 2004 and 2003 was significantly impacted by depreciation and amortization expense of $30.8 million and $35.4 million and non-cash stock compensation of $0.9 million and $2.1 million for the three months ended June 30, 2004 and 2003, respectively.

The per share amounts, as described above, were computed based on the weighted average number of common shares outstanding. For the three months ended June 30, 2004, basic shares outstanding were approximately 132.5 million and diluted shares outstanding were approximately 135.7 million. For the three months ended June 30, 2003, the basic and diluted shares outstanding were approximately 96.1 million. On August 1, 2003, the Company sold 25.3 million shares of common stock at $19.00 per share and on February 18, 2004, the Company sold an additional 9.6 million shares of common stock at $19.00 per share.

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June 30, 2004 – Year to Date Results

Net revenues for the six months ended June 30, 2004 were a record $194.2 million compared with $172.6 million for the six months ended June 30, 2003, an increase of $21.6 million, or 12.5%. The increase in revenues was due to higher revenues at the Company’s existing stations as well as the acquisitions completed in 2003 and 2004. Excluding the effect of the stations acquired in 2003 and 2004, same station net revenues for 2004 increased 5.2% compared to the same period in 2003.

Operating income was $8.5 million for the six months ended June 30, 2004 compared to a loss of $12.3 million for the six months ended June 30, 2003, an increase of $20.8 million. The increase was primarily due to higher revenues and a decrease in depreciation and amortization expense and non-cash stock compensation expense, partially offset by higher operating expenses. Operating income/loss includes depreciation and amortization expense of $62.4 million and $70.8 million and non-cash stock compensation of $2.6 million and $6.0 million for the six months ended June 30, 2004 and 2003, respectively.

Station operating income (defined as operating income plus depreciation and amortization, non-cash stock compensation expense and local marketing agreement fees) was a record $74.4 million for the six-month period ended June 30, 2004 compared to $65.5 million for the same period in 2003, an increase of $8.9 million, or 13.6%. On a same station basis, as defined above, station operating income was up approximately 8% over the same period in 2003.

Free cash flow (defined as operating income (i) plus depreciation and amortization and non-cash stock compensation expense (ii) less net interest expense (excluding amortization of debt issuance costs), capital expenditures and cash taxes) was a record $59.1 million for the six months ended June 30, 2004 compared to $34.9 million for the six months ended June 30, 2003, an increase of $24.2 million, or 69.3%.

Net interest expense decreased $18.0 million, or 65.0%, to $9.7 million for the six months ended June 30, 2004 from $27.7 million for the same period in 2003. The decrease in net interest expense was primarily due to a reduction in both outstanding borrowings under the Company’s senior credit facility and lower interest rates for the six months ended June 30, 2004 as well as the repayment of $500.0 million of 6% subordinated notes on February 18, 2004, partially offset by the concurrent issuance of $330.0 million of 1.875% convertible notes.

Depreciation and amortization expense decreased to $62.4 million for the six months ended June 30, 2004 from $70.8 million for the same period in 2003, a decrease of $8.4 million, or 11.9%. The decrease is due to a reduction in amortization expense primarily related to the Company’s Advertiser Base asset. Amortization expense for the six months ended June 30, 2004 and 2003 includes approximately $48.9 million and $57.7 million, respectively, of expense related to the Company’s Advertiser Base asset, established upon the initial acquisition of Citadel Communications Corporation in June 2001. The amortization for the Advertiser Base asset will decline significantly beginning in the second half of 2004.

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Income tax expense for the six months ended June 30, 2004 was $17.3 million (of which $16.0 million was non-cash) compared to $12.8 million (of which $12.2 million was non-cash) for the six months ended June 30, 2003, an increase of $4.5 million, or 35.2%. The income tax expense for the six-month periods ended June 30, 2004 and 2003 was primarily due to the amortization of indefinite lived intangibles for income tax purposes, for which no benefit can be recognized in the financial statements until the assets are disposed of.

Net loss for the first six months of 2004 was $29.3 million, or $(0.23) per basic and diluted share, as compared to a net loss of $52.8 million, or $(0.55) per basic and diluted share for the same period in 2003. The net loss for the 2004 period included non-cash expense of $10.6 million due to the write-off of deferred financing costs as a result of the repayment of $500.0 million in senior subordinated notes in February of 2004. In addition, the net loss for both periods was significantly impacted by depreciation and amortization expense of $62.4 million and $70.8 million and non-cash stock compensation of $2.6 million and $6.0 million for the six months ended June 30, 2004 and 2003, respectively.

The loss per share amounts were computed based on the weighted average number of common shares outstanding. Basic and diluted shares outstanding were approximately 130.0 million and 96.1 million for the six months ended June 30, 2004 and 2003, respectively. On August 1, 2003, the Company sold 25.3 million shares of common stock at $19.00 per share and on February 18, 2004, the Company sold an additional 9.6 million shares of common stock at $19.00 per share.

For the twelve months ended June 30, 2004, the Company’s station operating income was approximately $158.4 million.

Outlook for 2004

Whereas the current economic environment makes it difficult to predict future results, the Company currently estimates full year 2004 station operating income to be approximately $168 million.

Citadel Broadcasting Corporation is the sixth largest radio broadcasting company in the United States based on net broadcasting revenue. The Company owns and operates 156 FM and 61 AM radio stations in 46 markets located in 24 states across the country. Citadel has a national presence, and its portfolio of stations is diversified in terms of format and target demographics, as well as geographic location.

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Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S.; fluctuations in interest rates; changes in industry conditions; changes in operating performance; shifts in population and other demographics; changes in the level of competition for advertising dollars; technological changes and innovations; changes in governmental regulations and policies and actions of regulatory bodies; changes in tax rates; and changes in capital expenditure requirements. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements.

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CITADEL BROADCASTING CORPORATION
Condensed Consolidated Financial Data
(Amounts in Thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

Condensed Statements of Operations	2004	2003	2004	2003

Net Revenues	$107,284	$95,429	$194,202	$172,600

Cost of Revenues	28,275	24,866	53,916	47,171
Selling, General and Administrative	31,584	28,364	60,486	54,962
Corporate General and Administrative	2,934	2,622	5,535	4,943
Non-Cash Stock Compensation	854	2,135	2,600	6,022
Depreciation and Amortization	30,844	35,355	62,364	70,811
Local Marketing Agreement Fees	496	586	1,023	981
Other, Net	-	32	(172)	35

Operating Income (Loss)	12,297	1,469	8,450	(12,325)

Non-Operating Expenses:
Net Interest Expense (Including Amortization of Debt Issuance Costs
of $515 and $916 for the Three Months Ended June 30, 2004
and 2003, Respectively, and $1,035 and $1,830 for the Six
Months Ended June 30, 2004 and 2003, Respectively)	3,490	13,673	9,718	27,659
Write-off of Deferred Financing Costs Due to Extinguishment of Debt	-	-	10,649	-

Total Non-Operating Expenses	3,490	13,673	20,367	27,659

Income (Loss) before Income Taxes	8,807	(12,204)	(11,917)	(39,984)

Income Tax Expense	8,532	6,750	17,336	12,813

Net Income (Loss)	$275	$(18,954)	$(29,253)	$(52,797)

Basic and Diluted Net Income (Loss) Per Common Share	$0.00	$(0.20)	$(0.23)	$(0.55)

Weighted Average Common Shares Outstanding:
Basic	132,506	96,134	129,964	96,134

Diluted	135,660	96,134	129,964	96,134

	June 30, 2004	December 31, 2003

	(Unaudited)
	(Amounts in Thousands)
Selected Balance Sheet Data:
Cash and Cash Equivalents	$5,899	$3,467
Working Capital	47,040	52,181
Total Assets	2,344,872	2,249,333
Senior Debt (Including Current Portion)	268,611	168,111
Subordinated Debt	-	500,000
Convertible Notes	330,000	-
Total Shareholders' Equity	1,382,734	1,232,444

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CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; Amounts in thousands)

The following tables set forth the Company’s Station Operating Income for the three and six months ended June 30, 2004 and 2003. The Company defines Station Operating Income as net loss adjusted to exclude the following line items presented in its Statement of Operations: income tax expense/(benefit), write off of deferred financing costs, net interest expense, local marketing agreement fees, depreciation and amortization and non-cash stock compensation.

The Company uses Station Operating Income, among other things, to evaluate the Company’s operating performance, to value prospective acquisitions, as the basis of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for the planning and forecasting of future periods. This measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since Station Operating Income is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Station Operating Income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As Station Operating Income excludes certain financial information compared with net loss, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of Station Operating Income to net income (loss), the most directly comparable amount reported under GAAP.

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CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; Amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,

	2004	2003	2004		2003

Station Operating Income	$44,491	$39,545	$74,437		$65,489
Non-Cash Stock Compensation	(854)	(2,135)	(2,600)		(6,022)
Local Marketing Agreement Fees	(496)	(586)	(1,023)		(981)

Operating Income Before Depreciation and Amortization	43,141	36,824	70,814		58,486
Depreciation and Amortization	(30,844)	(35,355)	(62,364)		(70,811)

Operating Income (Loss)	12,297	1,469	8,450		(12,325)
Net Interest Expense	3,490	13,673	9,718		27,659
Write-off of Deferred Financing Costs Due to Extinguishment of Debt	-	-	10,649		-

Income/(Loss) before Income Taxes	8,807	(12,204)	(11,917)		(39,984)
Income Tax Expense	8,532	6,750	17,336		12,813

Net Income/(Loss)	$275	$(18,954)	$(29,253)	$	(52,797)

OTHER FINANCIAL DATA

	Three Months Ended June 30,		Six Months Ended June 30,

	2004	2003	2004	2003
Same Station Computations:
Net Revenues – Reconciliation of Same Station Net Revenues to GAAP:
Net Revenues as Reported	$107,284	$95,429	$194,202	$172,600
Adjustments for Radio Station Acquisitions and Divestitures	(9,159)	(1,720)	(20,587)	(7,547)

Same Station Net Revenues	98,125	93,709	173,615	165,053

Station Operating Income – Same Station:
Station Operating Income	44,491	39,545	74,437	65,489
Adjustments for Radio Station Acquisitions and Divestitures	(3,616)	(1,310)	(7,895)	(3,755)

Same Station Operating Income	40,875	38,235	66,542	61,734

Free cash flow is defined as operating income (loss) (i) plus depreciation, amortization and non-cash stock compensation expense (ii) less net interest expense (excluding amortization of debt issuance costs), capital expenditures and cash taxes. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

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CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; Amounts in thousands)

As free cash flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. Free cash flow, as defined by the Company, excludes certain financial information when compared with operating income or loss, the most directly comparable GAAP financial measure, and users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of free cash flow to operating income or loss, the most directly comparable amount reported under GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,

	2004	2003	2004		2003

Operating Income/ (Loss)	$12,297	$1,469	$8,450	$	(12,325)
Plus (Minus)
Depreciation and Amortization	30,844	35,355	62,364		70,811
Non-Cash Stock Compensation	854	2,135	2,600		6,022
Interest Expense, Net	(3,490)	(13,673)	(9,718)		(27,659)
Amortization of Debt Issuance Costs	515	916	1,035		1,830
Capital Expenditures	(2,229)	(1,377)	(4,295)		(3,162)
Cash Taxes	(619)	(327)	(1,337)		(630)

Free Cash Flow	$38,172	$24,498	$59,099		$34,887

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CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; Amounts in thousands)

The following table reconciles station operating income for the twelve months ended June 30, 2004, a non-GAAP financial measure, to net loss for the twelve months ended June 30, 2004, from the Company’s financial statements presented in accordance with GAAP.

Twelve Months Ended June 30, 2004

Station Operating Income	$158,388
Non-Cash Stock Compensation	(6,917)
Local Marketing Agreement Fees	(2,447)

Operating Income Before Depreciation and Amortization	149,024
Depreciation and Amortization	(132,212)

Operating Income	16,812
Net Interest Expense	30,313
Write off of Deferred Financing Costs due to Extinguishment of Debt	19,994

Loss before Income Taxes	(33,495)
Income Tax Expense	32,531

Net Loss	$(66,026)

Contact: Citadel Broadcasting Corporation
              Randy Taylor 702/804-5200

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